Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Second Quarter 2024 Financial Results

Declares Third Quarter 2024 Base Dividend of $0.42 Per Share with Supplemental Dividend

Expected to be Announced in September

MISSION WOODS, Kansas, August 8, 2024 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the second quarter ended June 30, 2024.

Financial and Operating Highlights

●	Total investment income of $36.5 million for the second quarter of 2024, compared to $27.4 million for the prior year period

●	Net investment income of $15.8 million or $0.48 per share for the second quarter of 2024, as compared to $14.2 million or $0.56 per share for the comparable period last year

●	Net asset value of $16.85 per share as of June 30, 2024, compared to $17.16 per share as of March 31, 2024

●	Total net realized and unrealized losses of $10.4 million for the second quarter of 2024, compared to gains of $9.7 million in the second quarter of 2023

●	As of June 30, 2024, total assets were $1.5 billion and total net assets were $549 million

●	Debt-to-equity as of June 30, 2024 was 1.49x, compared to 1.42x as of March 31, 2024

●	Paid cash distributions to stockholders totaling $0.47 per share for the second quarter of 2024

●	Declared a third quarter regular base dividend distribution of $0.42 per share payable on October 14, 2024 to shareholders of record as of September 27, 2024. In accordance with our dividend policy, we expect to announce a supplemental dividend in September

●	At quarter end, we had no investments on non-accrual status and only $182 thousand of PIK income, or 0.5% of total investment income

“Palmer Square Capital BDC reported strong second quarter results, continuing to demonstrate the power of our differentiated liquid loan strategy that enables us to capitalize on market dislocations across the syndicated and private credit markets,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “PSBD remains well-positioned for upside in this dynamic operating environment. Given our team’s experience across cycles, and the potential for some near-term volatility with macro and political uncertainty, our team is excited to continue demonstrate the benefits of our liquid strategy to generate long-term shareholder value.”

$ in thousands, except per share data	For the Quarter Ended
	6/30/24		3/31/24		6/30/23
Financial Highlights
Net Investment Income Per Share[1]	$0.48		$0.52		$0.56
Net Investment Income	$15,758		$16,318		$14,200
NAV Per Share	$16.85		$17.16		$16.55
Dividends Earned Per Share[2]	$0.47		$0.49		$0.54

	6/30/24		3/31/24		6/30/23
Portfolio Highlights
Total Fair Value of Investments	$1,431,577		$1,393,192		$1,062,844
Number of Industries	39		39		41
Number of Portfolio Companies	209		211		177
Portfolio Yield[3]	9.82%		10.11%		11.40%
Senior Secured Loan[4]	96%		96%		97%
Investments on Non-Accrual	0%		0%		0%
Total Return[5]	1.00%		3.70%		5.90%
Debt-to-Equity	1.49	x	1.42	x	1.47	x

1.	Net investment income for the period divided by the weighted average share count for the period.
2.	Dividend amount reflects dividend earned in period.
3.	Weighted average total yield of debt and income producing securities at fair value.
4.	As a percentage of long-term investments, at fair value.
5.	Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of June 30, 2024, we had 256 investments in 209 portfolio companies with an aggregate fair value of approximately $1.4 billion. Based on a total fair value of $1.4 billion, including short term investments, the portfolio consisted of 85.7% first lien senior secured debt investments, 6.1% second lien senior secured debt investments, 0.6% corporate bond investments, 3.2% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, and 4.4% short-term investments.

As of June 30, 2024, 98% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the second quarter, all debt and short-term investments were income producing, and there were no loans on non-accrual status. As of June 30, 2024, the weighted average total yield to maturity of debt and income producing securities at fair value was 9.82%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 8.80%. For the second quarter of 2024, the principal amount of new investments funded was $189.3 million which included 24 investments at an average value of approximately $5.6 million. For this period, the Company had $140.0 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of June 30, 2024, the Company had $14.8 million in cash and cash equivalents and approximately $820.4 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $192.0 million compared to $30.0 million of undrawn investment commitments as of June 30, 2024.

Other Highlights

On May 23, 2024, PSBD, along with Bank of America as arranging partner, closed Palmer Square BDC CLO I, a $400.5 million CLO secured by broadly syndicated loans held by PSBD. The CLO has a reinvestment period through 2029 and matures in 2037, with flexibility to refinance if spreads tighten in the future.

PSBD’s loan to ConvergeOne was moved to non-accrual status in April 2024, and PSBD subsequently worked with the company to restructure the loan before quarter end. The majority of the loan was converted to equity, and PSBD recorded a realized loss in the month of June.

Recent Developments

On August 8, 2024, PSBD’s Board of Directors announced that it had declared a third quarter regular base dividend distribution of $0.42 per share payable on October 14, 2024, to shareholders of record as of September 27, 2024. We expect to announce an additional quarterly supplemental dividend distribution for the third quarter of 2024 in September.

Earnings Conference Call

The Company will host a conference call on Thursday, August 8, 2024 at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

●	United States: +1 (888) 596-4144

●	International: +1 (646) 968-2525

●	Event Plus Entry Passcode: 1803382#

●	Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors
Andy Wedderburn-Maxwell
Palmer Square Capital BDC Inc.

+1 (913)-386-9006
Investors@palmersquarebdc.com

Media
Josh Clarkson
Prosek Partners
PSBD@prosek.com

Financial Highlights

	For the Six Months Ended
	June 30,
	2024	2023
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$17.04	$14.96

Results of Operations:
Net Investment Income(1)	1.00	1.11
Net Realized and Unrealized Gain (Loss) on Investments(4)	(0.23)	1.00
Net Increase (Decrease) in Net Assets Resulting from Operations	0.77	2.11

Distributions to Common Stockholders
Distributions from Net Investment Income	(0.96)	(0.52)
Net Decrease in Net Assets Resulting from Distributions	(0.96)	(0.52)
Net Asset Value, End of Period	$16.85	$16.55

Shares Outstanding, End of Period	32,567,405	25,772,963

Ratio/Supplemental Data
Net assets, end of period	$548,790,231	$426,528,796
Weighted-average shares outstanding	32,081,916	25,025,158
Total Return(3)	4.73%	14.11%
Portfolio turnover	17%	11%
Ratio of operating expenses to average net assets without waiver(2)	14.28%	13.30%
Ratio of operating expenses to average net assets with waiver(2)	14.26%	13.05%
Ratio of net investment income (loss) to average net assets without waiver(2)	11.64%	13.79%
Ratio of net investment income (loss) to average net assets with waiver(2)	11.66%	14.04%

(1)	The per common share data was derived by using weighted average shares outstanding.
(2)	The ratios reflect an annualized amount.
(3)	Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)	Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,474,597,939 and $1,159,135,422, respectively)	$1,431,576,768	$1,108,810,753
Cash and cash equivalents	14,788,774	2,117,109
Receivables:
Receivable for sales of investments	15,048	97,141
Receivable for paydowns of investments	637,142	344,509
Due from investment adviser	39,589	1,718,960
Dividend receivable	263,924	301,637
Interest receivable	11,252,844	8,394,509
Prepaid expenses and other assets	167,101	30,100
Total Assets	$1,458,741,190	$1,121,814,718

Liabilities:
Credit facilities (net of deferred financing costs of $6,174,013 and $3,211,510, respectively)(1)	$519,866,053	$641,828,805
Notes (net of deferred financing costs of $1,793,514)(1)	300,524,027	-
Payables:
Payable for investments purchased	68,240,383	14,710,524
Distributions payable	15,306,680	-
Management fee payable	2,450,079	2,252,075
Incentive fee payable	2,249,954	-
Accrued other general and administrative expenses	1,313,783	1,067,921
Total Liabilities	$909,950,959	$659,859,325

Commitments and contingencies(2)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 32,567,405 and 27,102,794, issued and outstanding as of June 30, 2024 and December 31, 2023	$32,567	$27,103
Additional paid-in capital	610,557,076	520,663,106
Total distributable earnings (accumulated deficit)	(61,799,412)	(58,734,816)
Total Net Assets	$548,790,231	$461,955,393
Total Liabilities and Net Assets	$1,458,741,190	$1,121,814,718
Net Asset Value Per Common Share	$16.85	$17.04

The accompanying notes are an integral part of these consolidated financial statements.

(1)	Security or portion thereof held within Palmer Square BDC Funding I, LLC (“PS BDC Funding”) and is pledged as collateral supporting the amounts outstanding under a revolving credit facility with Bank of America, N.A. (“BofA N.A.”) (see Note 6 to the consolidated financial statements).
(2)	As of June 30, 2024 and December 31, 2023, the Company had an aggregate of $30.0 million and $20.1 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of June 30, 2024 and December 31, 2023, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2024	2023	2024	2023
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$35,278,431	$26,166,621	$68,486,203	$51,619,359
Dividend income	805,031	1,142,016	2,059,727	1,818,884
Payment-in-kind interest income	182,116	-	234,303	-
Other income	283,918	133,227	554,206	189,122
Total investment income from non-controlled, non-affiliated investments	36,549,496	27,441,864	71,334,439	53,627,365
Total Investment Income	36,549,496	27,441,864	71,334,439	53,627,365

Expenses:
Incentive fees	2,249,954	-	4,174,706	-
Interest expense	14,997,028	10,874,884	28,175,858	21,197,013
Management fees	2,450,079	2,046,014	4,866,318	3,958,241
Professional fees	398,080	207,282	636,023	419,276
Directors fees	37,295	18,699	74,590	37,192
Other general and administrative expenses	659,209	350,618	1,381,375	717,624
Total Expenses	20,791,645	13,497,497	39,308,870	26,329,346
Less: Management fee waiver	-	(255,752)	(50,511)	(494,780)
Net expenses	20,791,645	13,241,745	39,258,359	25,834,566
Net Investment Income (Loss)	15,757,851	14,200,119	32,076,080	27,792,799

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(9,411,924)	(2,570)	(11,148,255)	(320,015)
Total net realized gains (losses)	(9,411,924)	(2,570)	(11,148,255)	(320,015)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(1,033,114)	9,743,113	7,265,128	24,556,200
Total net change in unrealized gains (losses)	(1,033,114)	9,743,113	7,265,128	24,556,200
Total realized and unrealized gains (losses)	(10,445,038)	9,740,543	(3,883,127)	24,236,185

Net Increase (Decrease) in Net Assets Resulting from Operations	$5,312,813	$23,940,662	$28,192,953	$52,028,984

Per Common Share Data:
Basic and diluted net investment income per common share	$0.48	$0.56	$1.00	$1.11
Basic and diluted net increase (decrease) in net assets resulting from operations	$0.16	$0.94	$0.88	$2.08
Weighted Average Common Shares Outstanding - Basic and Diluted	32,569,280	25,453,970	32,081,916	25,025,158

The accompanying notes are an integral part of these consolidated financial statements.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2024	2023	2024	2023

New investments:
Gross investments	$189,301,404	$46,672,859	$535,784,227	$110,130,547
Less: sold investments	(140,027,013)	(33,815,172)	(209,583,349)	(135,954,079)
Total new investments	49,274,391	12,857,687	326,200,878	(25,823,532)

Principal amount of investments funded:
First-lien senior secured debt investments	$152,521,210	$46,672,859	$464,632,921	$110,130,547
Second-lien senior secured debt investments	31,427,000	-	42,224,500	-
Corporate bonds	4,095,000	-	4,095,000	-
Collateralized securities and structured products - debt	-	-	23,573,612	-
Common stock	1,258,194	-	1,258,194	-
Total principal amount of investments funded	189,301,404	46,672,859	535,784,227	110,130,547

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	122,980,773	28,021,408	177,972,549	127,184,752
Second-lien senior secured debt investments	9,394,359	5,000,000	18,454,359	5,000,000
CLO Equity	3,651,813	793,764	7,906,441	889,852
Collateralized securities and structured products - debt	4,000,068	-	5,250,000	2,879,475
Common Stock	-	-	-	-
Total principal amount of investments sold or repaid	140,027,013	33,815,172	209,583,349	135,954,079

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2024	2023	2024	2023
Number of new investment commitments	24	13	59	28
Average new investment commitment amount	$5,575,295	$4,118,535	$4,718,311	$3,914,768
Weighted average maturity for new investment commitments	6.05 years	5.26 years	5.98 years	5.27 years
Percentage of new debt investment commitments at floating rates	97.01%	100.00%	98.56%	100.00%
Percentage of new debt investment commitments at fixed rates	2.99%	0.00%	1.44%	0.00%
Weighted average interest rate of new investment commitments(1)	9.96%	10.15%	10.07%	10.12%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.68%	4.96%	4.75%	4.92%
Weighted average interest rate on investment sold or paid down	10.69%	10.87%	10.53%	9.20%

(1)	New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)	Variable rate loans bear interest at a rate that may be determined by reference to either a) LIBOR (which can include one-, two-, three- or six-month LIBOR) or b) the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).